UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2023

Date of Report (Date of earliest event reported)

                  Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 9.000% Non-Cumulative Preferred Stock, Series D	LNC PRD	New York Stock Exchange

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cash Severance Policy

On February 15, 2023, the Board of Directors (the “Board”) of Lincoln National Corporation (the “Company” or “LNC”) adopted a policy (the “Cash Severance Policy”) that the Company will not enter into any new employment agreement, severance agreement or separation agreement with any executive officer, or establish any new severance plan or policy covering any executive officer, that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity without seeking shareholder ratification of such agreement, plan or policy.  In addition, the Cash Severance Policy provides that the Company will not amend (i) the LNC Executives’ Severance Benefit Plan (the “LNC CoC Plan”) to increase the level of cash severance benefits currently provided under the LNC CoC Plan or (ii) The Severance Plan for Officers of LNC (the “Officers’ Severance Plan”) to increase to an amount in excess of 2.99 times the sum of the executive officer’s base salary plus target bonus opportunity the cash severance benefits currently provided under the Officers’ Severance Plan, in each case without seeking shareholder ratification of such amendment.

The foregoing description of the Cash Severance Policy adopted by the Board is qualified in its entirety by reference to the policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Compensation of Chief Financial Officer

On February 15, 2023, the Compensation Committee of the Board approved the compensation for the Company’s new Chief Financial Officer, Christopher Neczypor, who assumed the role effective February 17, 2023, as previously disclosed on a Current Report on Form 8-K filed by the Company on February 8, 2023.

Mr. Neczypor will receive an annual base salary of $800,000 and a target award of 134% of his base salary under the Company's 2023 annual incentive program (“AIP”). In addition, for 2023, he will receive a target award of $1,825,000 under the Company's long-term incentive program (“LTIP”). The AIP and LTIP are both established under our shareholder-approved Lincoln National Corporation 2020 Incentive Compensation Plan.  The Committee established the performance measures and target performance goals for the 2023 AIP and 2023 LTIP at its regular meeting on February 15, 2023. Any awards under the AIP and LTIP will be paid out after the end of the applicable performance period only upon the Committee's determination that threshold performance has been achieved for the performance measures.

Mr. Neczypor will continue to be eligible to participate in the LNC CoC Plan and the Officers’ Severance Plan, both of which are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 14, 2022.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished on this Form 8-K.

Exhibit Number	Description
10.1	Lincoln National Corporation Executive Officer Cash Severance Policy.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date:  February 21, 2023